U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X ]
Check the appropriate box:

[ X]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

INTERNET BUSINESS'S INTERNATIONAL, INC.
(Previously known as International Food & Beverage, Inc.)
(Name of Small Business Issuer in its charter)

Shawn F. Hackman, a P.C.
3360 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required
[  ]  Fee Computed on table below per Exchange Act
      Rules 14a-6(I)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

5.  Total fee paid:

[  ]  Fee paid previously with preliminary materials.
[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.  Amount previously paid:

	2.  Form, schedule, or registration statement number:

	3.  Filing party:

	4.  Date filed:

Notes:


Internet Business's International, Inc.
3900 Birch Street, Suite 200
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 30, 1999

Notice is hereby given that the Annual Meeting of shareholders of Internet Business's International, Inc.
("Company") will be held on Wednesday June 30, 1999 at the Law
Offices of Shawn F. Hackman, a P.C., 3360 West Sahara Avenue,
Suite 200, Las Vegas, Nevada 89102 at 3:00 p.m. for the following purposes:

1. To elect the following four nominees as Directors of the Company until the next Annual Meeting of stockholders and until their respective successors shall be elected and qualified: Louis
Cherry; Albert R. Reda; Arnold Sock; and Craig Stack;

2. To ratify the appointment of Henry Schiffer, C.P.A., a P.C., as the Company's independent auditors for the new fiscal year commencing on July 1, 1999;

3. To approve a reduction in the amount of outstanding shares of common stock in the redomicilied Company by a one-for-five reverse split of common stock;

4. To approve the merger of the Company with Internet Business's
International, Inc., a Nevada corporation, for the purpose of redomiciling the Company to the State of Nevada;

5. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

Shareholders of record as the close of business on May 21, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof.

Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy.

A copy of the Company's Annual Report for its fiscal year ended June 30, 1998 and for the quarter ended on March 31, 1999 are enclosed herewith.

By order of the Board of Directors

June 1, 1999
/s/  Albert R. Reda
Corporate Secretary


PROXY STATEMENT
Internet Business's International, Inc.
3900 Birch Street, Suite 111
Newport Beach, California 92660

This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of Internet Business's International, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Law Offices of Shawn F. Hackman, P.C., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada on June 30, 1999 at 3:00 p.m. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Shareholder proposals must be submitted to the Company not later than April 30, 2000, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in June 2000. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to stockholders on or about June 20, 1999.

VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on May 21, 1999. On such date, the Company had issued and outstanding 177,302,977 pre-reverse shares of $0.01 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter's or appraisal rights relating to the matters to be voted

All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management holds, directly or indirectly, a majority of the outstanding shares as of the record date and intends to vote in favor of all proposals, it is anticipated that all proposals will pass.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of May 21, 1999 by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

					Aggregate			Percent of
Name of				Number of Shares		Shares
Beneficial Owner (1)		Beneficially Owned	Outstanding

Arnold Sock				32,867,259			18.54%
Reda Family Trust			29,600,000			16.69%
Cherry Family Trust		26,086,086			14.71%
Iron Horse Trading, Inc.(2)	14,132,791			 7.97%
Albert Reda				 1,566,086			 0.88%
Craig Stack					   0			 0.00%

Shares of
All directors and
executive officers as
a group (4 persons)		104,252,222			58.79%


(1) Unless otherwise indicated in these footnotes, the address of each person and entity listed is c/o Internet Business's
International, Inc., 3900 Birch Street, Suite 111, Newport Beach,
California 92660.

(2)  The address for Iron Horse Holdings, Inc. is 8635 West Sahara
Avenue, Suite 578, Las Vegas, Nevada 89117.   Michael Cherry and
Reda Family Trust are shareholders of Iron Horse Holdings, Inc.

On November 23,1998, control of Registrant changed by virtue of the purchase of 90,119,431 shares of the common stock of Registrant by Arnold Sock, Albert Reda, Cherry Family Trust, Reda Family Trust ("Control Group") at private sale from Michael Hogarty, who, prior to the transactions, held control of Registrant. In addition, on November 23, 1998 certain persons, not in the Control Group, purchased 18,132,791 shares, at private sale, from Michael Hogarty.

ELECTION OF DIRECTORS
EXECUTIVE OFFICERS

The Company's Board of Directors is currently composed of four members. The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Stockholders or until their successors are elected and qualified. All of these individuals also hold all of the positions as Executive Officers of the Company. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Louis Cherry
Mr. Cherry, age 71, was appointed Chariman of the Board, and Treasurer of the Company in November 1998. Mr. Cherry also currently serves as a Director of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), a position he has held since March 1999. From 1995 to 1998, he was self-employed as a consultant and food broker. For the period of 1993 to 1994, Mr. Cherry served as Chariman of the Board for two automobile dealerships, Uniersity Oldsmobile & Pontiac of Costa Mesa, California, and San Clemente Chrysler, Jeep & Eagle of San Clemente, California. Previously, Mr. Cherry was Chariman of the Board of a national bank and president of an investment firm.
Mr. Cherry has attended the University of California at Los
Angeles.

Albert R. Reda

Mr. Reda, age 53, was appointed a Director, Chief Executive Officer, and Secretary of the Company in November 1998. Mr. Reda also currently serves as a Director and Secretary of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), positions he has held since March 1999. From 1996 to 1998, he was employed with CRT Corporation as Vice President in charge of production for manufacturing frozen food products. For the period of 1994 to 1995, Mr. Reda was self-employed in the financial lending area, buying and selling loans between individuals and institutions. Mr. Reda received his Bachelor of Science Degree from California State University, Long Beach, with a major in engineering.

Arnold Sock

	Mr. Sock, age 45, was appointed a Director and President of the Company in February 1999. Mr. Sock also serves in the following capacities with the following companies: (a) Chairman of the Board and Secretary of Tax Debt Negotiators, Inc. (a tax debt colllection resolution firm), positions he has held since December 1998; (b) Director and Secretary of California
Commercial Investments, Inc. (a California licensed real estate broker), positions he has held since March 1998; (c) Director and Chief Financial Officer of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), positions he has held since March 1999; and (d) Member and Chief Financial Officer of Kenyon Group, L.L.C. (a firm which designs web sites), positions he has held since July 1998.


	Prior to accepting the position with the Company, Mr. Sock was the Director of Operations for Cmmercial Ventures, Inc., a real estate investment company, a position he held from 1998.
For the four years prior to that, Mr. Sock provided business consulting services. During this time, he developed controls, management reporting systems, operations analysis, and gave financial, operations, tax, and legal advice to his clients.

	Mr. Sock holds an Associate of Arts Degree in Management (Cum Laude) and a Bachelor of Science Degree in Accounting (Magna Cum Laude) from Roger Williams University. He earned his Juris Doctorate in December 1994 from University of West Los Angeles, and was admitted to the California Bar in June 1995. In May 1997, he received his Master of Laws in Taxation (with Honors) from Golden Gate University Law School. Mr. Sock currently serves as an adjunct professor at California State University - Dominguez Hills, where he teaches real estate law for the Construction Management Certificate program.

Craig Stack

	Mr. Stack, age 41, was appointed a Director of the Company on January 21, 1999, and appointed a Vice President on February
3, 1999. From 1992 to the present, Mr. Stack has been President of Weller Company of Portland, Oregon, an air conditioning and heating firm. Mr. Stack earned his Bachelor of Science Degree in 1980 from University of Oregon, with a major in accounting and a minor in rhetoric and communication. In 1982, he received his Certified Public Accountant certificate.

Current management assumed control of the Company on November 23, 1998. Certain of the nonfinancial records of Registrant are not available for the time prior to that date. Therefore, current management has no records of the number of meetings of the previous Board of Directors held during the fiscal year ended June 30, 1998 and the attendance of the Board members at those meetings. Since the change in control of the Company, the new Board of Directors has met, by unanimous written, 48 times, and all Directors in office at the time were present at each meeting.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time. However, Mr. Cherry and Mr. Reda are due wages for the period of November 23, 1998 through May 1999 (Mr. Sock is due wages for the period of February 2, 1999 through May 1999). In lieu of cash payments, these officers will take additional shares of stock at the higher of $.02 per share or market price of the stock at the end of each month. These shares have not yet been issued. The wages are for $15,000.00 per month for Mr. Reda and Mr. Cherry, and $5,000.00 per month for Mr. Sock. Craig Stack has not accrued any salary during these time periods.

(b) There are no annuity, profit sharing, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company at this time in the event of retirement at normal retirement date as there is no existing plan provided or contributed to by the Company.

(c) No remuneration, including stock options, is proposed to be paid in the future directly or indirectly by the Company to any officer or director as there is no such plan which is presently existing.

TRANSACTIONS WITH MANAGEMENT

On December 15, 1998 the Company entered into an agreement with Iron Horse Holdings, Inc. ("IHHI") wherein IHHI agreed to buy up to 25,000 the Company's preferred shares at the price of at the price of $100.00 per share. Michael Cherry and Reda Family Trust are shareholders of Iron Horse Holdings, Inc.

Shares purchased under this agreement are to be issued to IHHI or its designee. Payment for shares sold under this agreement is to be in the form of a promissory note bearing interest at the rate of 9% per annum, and the obligation created thereby is to be secured by a "blanket", or all inclusive security agreement executed by IHHI and perfected by filings as specified by law. Until such note is paid in full, IHHI shall pay the 3% coupon on such shares as are issued under this agreement directly to the shareholder(s) of record at the time such payment becomes due.

By the end of the quarter ended March 31, 1999, 23,900 shares were issued according to the agreement with IHHI. The balance of the shares to be issued 0f 1,100 at a par value of $100.00 per share or $110,000.00 are being treated as additional paid in capital.

INDEPENDENT PUBLIC ACCOUNTANT

	Henry Schiffer, C.P.A., a P.C. of Beverly Hills, California issued the report for the company's audited financial statements for the fiscal years ended June 30, 1997 and 1998. Mr. Schiffer has been engaged by the Board of Directors of the Company as independent public accountant for the fiscal year ending on June 30, 1999. In addition, the Board of Directors has approved a resolution to retain Mr. Schiffer for the fiscal year commencing on July 1, 1999.

MODIFICATION OR EXCHANGE OF SECURITIES

On June 1, 1999, the Board of Directors by resolution authorized the submission to the Company's shareholders of a proposal for a reverse stock split pursuant to which one share of stock will be issued for each ten shares previously outstanding. Currently, 177,302,977 shares of common stock are outstanding.
If the 1 for 5 reverse stock split is accomplished, 35,460,595 shares will be outstanding. If the proposal is adopted, each shareholder's percentage share of the Company and its outstanding shares of common stock will be the same as they were prior to the adoption except for minor differences in the instances of fractional shares. In the event fractional shares result from the proposed reverse split, the Company will round up or down to the nearest number. Shareholders who have fractional shares rounded down will not receive any form of compensation in connection with such rounding down.

The Company presently is authorized under its Articles of Incorporation to issue 199,000,000 shares of common stock. If this proposal is adopted, the issued common stock will represent approximately 17.82 %of the Company's authorized common stock whereas it currently represents approximately 89.10% of authorized common stock. The Board of Directors is recommending the adoption of the reverse stock split resolution for the following reasons: (a) According to available market information, as of June 7,1996, the shares of common stock of the Company were trading at a bid of $0.15 and an ask of $0.11 as reported by the Over the Counter Bulletin Board. Management believes that if the 1 for 5 reverse stock split is effected it could result in the common stock trading at higher prices and it would be more acceptable to stock brokerage firms which have historically required higher priced securities to execute trades for customer accounts. The Company's common stock is subject to the so-called "Penny Stock Rules" under the Securities Exchange Act of 1934 and as such is subject to substantial suitability clearance requirements prior to completion of solicited customer orders to purchase such shares by stock brokerage firms. Even if the shareholders approve this proposal, however, the Company's common stock may continue to be subject to the "Penny Stock Rules." (b) The present public float of the Company's common stock is 177,302,977 shares. It is management's position that this number of shares may be large in relationship to the Company's assets and history of operating losses, and constitutes a hindrance in attracting a greater number of broker-dealers to trade shares of the Company. (c) Further, to provide more market visibility for its common stock, the Company may seek inclusion of the common stock on the NASDAQ Small Cap System which requires, among other things, a minimum bid price of $4.00 per share. The proposed reverse split is not expected to cause the stock to meet all the NASDAQ Small Cap criteria in the foreseeable future and there is no assurance the Company's shares will ever so qualify.

If this resolution is adopted, it is expected there will be no significant change in the number of its shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares after the proposed reverse stock split is effected and has no present intention to take the Company private through this proposed reverse stock split or otherwise. If this proposal is adopted, the Company does not intend to require shareholders to exchange their stock certificatesrepresenting pre-split shares for reissuance of new stockcertificates representing post-split shares. The Company merely intends to notify the Company's transfer agent and its shareholdersof record by letter of the effective date of reverse stock split and the adjustment to the number of shares represented bycertificates issued prior to that date.

FINANCIAL AND OTHER INFORMATION

The Form 10-K for the fiscal year ended June 30, 1998 and the Form 10-Q for the latest quarter ended on March 31, 1999 are attached to this Proxy Statement.

MERGERS,  CONSOLIDATIONS, ACQUISITIONS, AND SIMILAR MATTERS

The Company proposes to change its legal domicile from Delaware to Nevada. The reason for this proposed change is that costs of maintaining the Company as a Nevada corporation are expected to less than as a Delaware corporation but with many of the same favorable provisions in the corporate statutes. Also, it is anticipated that any future changes to the Articles of Incorporation can be processed more quickly in the State of Nevada.

In preparation for this change, a Nevada corporation named "Internet Business's International, Inc." has been established. This corporation has not issued any capital stock. Its capital structure is identical to that of the Company, and it has the same directors and officers as the Company. Its principal place of business is the same as that of the Company, and is expected to remain in that location:

3900 Birch Street, Suite 111
Newport Beach, California 92660
(949) 833-0261

The business of the new Nevada company is expected to remain the same as that of the Company.

Each of the shares of common stock of the Company outstanding on the merger date shall upon the merger date be converted into one share of common stock of the new Nevada corporation. At any time and from time to time after the merger date, each holder of an outstanding certificate or certificates representing shares of the Company shall be entitled, upon the surrender of the certificate or certificates at the office of an transfer agent of the Company, to receive in exchange a certificate or certificates representing the number of shares of the new corporation into which the shares of the Company represented by the certificate or certificates surrendered will be converted.

	The effect of the merger will be that the new corporation will succeed to, without other transfer, and will possess and enjoy all rights, privileges, powers and franchises, and be subject to all restrictions, disabilities and duties of each of two constituent corporations, and the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of the constituent corporations shall be vested in the continuing corporation. In addition, all rights of creditors and all liens on any property of each of constituent corporations will be preserved unimpaired, limited to property affected by the liens at time of merger, and all debts, liabilities and duties of constituent corporations will attach to the continuing corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it.

Under Section 354 of the Internal Revenue Code, no gain or loss will be recognized if stock in a corporation as party to a reorganization are, in pursuance of the plan of reorganization, exchange solely for stock in such corporation or another corporation a party to the reorganization. Therefore, there should be no federal tax consequences for the proposed merger.

The common stock of the Company is currently traded on the Over the Counter Bulletin Board. On May 28, 1999, the business day before the resolution by the Board of Directors of the Company to proceed with a merger as outlined herein, the high and low sale prices of the stock were $0.20 and $0.1875, respectively.

The principal accountant for the current fiscal year and for the most recently completed fiscal year of the Company is not expected to be present at the Annual Meeting of the Company. However, stockholders may submit questions of an accounting nature to the Company in writing at the meeting and they will be subsequently responded to.

There are no individuals, including officers or directors of the Company, who have an interest in the re-domiciling of the Company to Nevada that is different than, or contrary to, the interest of other shareholders.

DISSENTERS' RIGHT OF APPRAISAL

Under Section 262 of the Delaware Code, any shareholder who dissents from a merger shall have appraisal rights available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation to accept for such stock anything except:


(a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

(b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

(c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b.
of this paragraph; or

(d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

The Agreement and Plan of Merger governing this merger does not require a sharedholder to accept for stock of the Company anything except stock of the new Nevada corporation. Therefore, under the provisions of Section 262, there are no dissenters' right of appraisal in connection with this appraisal.

OTHER BUSINESS

	As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors
Albert R. Reda
Corporate Secretary

June 1, 1999

P R O X Y

INTERNET BUSINESS'S INTERNATIONAL, INC.

Annual Meeting of Shareholders To Be Held June 30, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Albert R. Reda and Louis Cherry, or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote at the Annual Meeting of Shareholders of Internet Business's International (sometimes hereinafter referred to as the "Company") to be held on June 30, 1999, as designated below, all of the common stock of Internet Business's International, Inc. held of record by the undersigned on May 21, 1999, at the Law Offices of Shawn F. Hackman, a P.C., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102 for matters that properly may come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS (circle one):

FOR					WITHHOLD AUTHORITY
all nominees listed below		to vote for all nominees
						listed below

Louis Cherry	Albert R. Reda	Arnold Sock	  Craig Stack

2.  TO RATIFY THE SELECTION OF HENRY SCHIFFER, C.P.A., A P.C. AS
THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT FISCAL
YEAR (circle one).

FOR                AGAINST                  ABSTAIN

3.  TO EFFECT A REDUCTION IN THE AMOUNT OF OUTSTANDING SHARES OF
COMMON STOCK BY A ONE-FOR-FIVE REVERSE SPLIT OF COMMON STOCK
(circle one):

FOR                AGAINST                  ABSTAIN

4.  TO APPROVE THE MERGER OF THE COMPANY INTO INTERNET BUSINESS'S
INTERNATIONAL, A NEVADA CORPORATION, FOR THE PURPOSE OF
REDOMINILING THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE
OF NEVADA (circle one).

FOR                AGAINST                  ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Internet Business's International, Inc. to be held on June 30, 1999 and the Proxy Statement of such meeting.


Dated: ______________, 1999	_______    ________________________
					(Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.
1